                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [ ]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                               Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                                QUIKSILVER, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                QUIKSILVER, INC.
                              1740 MONROVIA AVENUE
                          COSTA MESA, CALIFORNIA 92627
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 19, 1999

To The Stockholders of Quiksilver, Inc.:

     Please take notice that the Annual Meeting of Stockholders of Quiksilver, Inc. (the "Company") will be held at the Newport Beach Marriott Hotel, located at 900 Newport Center Drive, Newport Beach, California on Friday, March 19, 1999, at 10:00 a.m. local time, for the following purposes:

          1. To elect a Board of seven Directors for the ensuing year; and

          2. To transact such other business as may properly come before the meeting or any adjournment thereof.

     At the Annual Meeting, the Board of Directors intends to present William M. Barnum, Jr., Charles E. Crowe, Michael H. Gray, Harry Hodge, Robert G. Kirby, Robert B. McKnight, Jr. and Tom Roach, as nominees for election to the Board of Directors.

     Only stockholders of record on the books of the Company at the close of business on January 28, 1999 will be entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

     All stockholders are cordially invited to attend the Annual Meeting in person. A majority of the outstanding shares must be represented at the meeting in order to transact business. Consequently, if you are unable to attend in person, please execute the enclosed proxy and return it in the enclosed addressed envelope. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxies. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person, if you wish.

                                          By Order of the Board of Directors,

                                          QUIKSILVER, INC.

                                          Robert B. McKnight, Jr.
                                          Chairman of the Board and
                                          Chief Executive Officer

Costa Mesa, California
February 18, 1999

                                QUIKSILVER, INC.
                              1740 MONROVIA AVENUE
                          COSTA MESA, CALIFORNIA 92627
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD MARCH 19, 1999
                            ------------------------

                                PROXY STATEMENT

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of Quiksilver, Inc. (the "Company") for use at the Company's Annual Meeting of Stockholders to be held at the Newport Beach Marriott Hotel, located at 900 Newport Center Drive, Newport Beach, California, on Friday, March 19, 1999, at 10:00 a.m. local time, and any and all adjournments or postponements thereof. All shares represented by each properly executed, unrevoked proxy received in time for the Annual Meeting will be voted in the manner specified therein. If the manner of voting is not specified in an executed proxy received by the Company, the proxy holders will vote for the election of the nominees for election to the Board of Directors listed in the proxy and, as to any other business which may properly come before the meeting, in accordance with their best judgment. Any stockholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by presenting at the meeting a later-dated proxy executed by the person who executed the prior proxy, or by attendance at the meeting and voting in person by the person who executed the prior proxy. This Proxy Statement and form of Proxy are being mailed to the Company's stockholders on or about February 18, 1999.

     The Bylaws of the Company provide that the holders of a majority of the shares of stock of the Company issued and outstanding and entitled to vote at the Annual Meeting, present in person or represented by proxy, shall constitute a quorum and that, except as otherwise provided by statute, the Certificate of Incorporation of the Company or the Bylaws, all other matters coming before the Annual Meeting shall be decided by the vote of the holders of a majority of the stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereat. Votes cast at the Annual Meeting will be tabulated by the persons appointed by the Company to act as inspectors of election for the Annual Meeting. The inspectors of election will treat shares of voting stock represented by a properly signed and returned proxy as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is marked as casting a vote or abstaining. Likewise, the inspectors of election will treat shares of voting stock represented by "broker non-votes" (i.e., shares of voting stock held in record name by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote; (ii) the broker or nominee does not have discretionary voting power under applicable rules or the instrument under which it serves in such capacity; or (iii) the recordholder has indicated on the proxy card or has executed a proxy and otherwise notified the Company that it does not have authority to vote such shares on that matter) as present for purposes of determining a quorum. Directors will be elected by a favorable vote of a plurality of the shares of voting stock present and entitled to vote, in person or by proxy, at the Annual Meeting. Accordingly, abstentions or broker non-votes as to the election of Directors will not affect the election of the candidates receiving the plurality of votes. All other matters to come before the Annual Meeting require the approval of a majority of the shares of voting stock present and entitled to vote thereat. Therefore, abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes as to a particular proposal, however, will be deemed shares not entitled to vote on such proposal, and will not be counted as votes for or against such proposal, and will not be included in calculating the number of votes necessary for approval of such proposal.

     The cost of soliciting proxies will be borne by the Company. Expenses will include reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the meeting to beneficial owners of the Company's Common Stock. Further solicitation of proxies may be made by telephone or oral communication with some stockholders by the Company's regular employees who will not receive additional compensation for the solicitation. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum otherwise might not be obtained.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of record of the 14,674,507 shares of the Company's Common Stock outstanding at the close of business on January 28, 1999 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. On each matter to be considered at the Annual Meeting, stockholders will be entitled to cast one vote for each share held of record on January 28, 1999.

                              CERTAIN STOCKHOLDERS

     Certain information with respect to (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the current Directors and nominees for election as Directors, (iii) each of the Executive Officers listed in the compensation tables below, and (iv) all current Directors and Executive Officers as a group, including the number of shares of the Company's Common Stock beneficially owned by each of them as of December 31, 1998, is set forth below:

                                                                                PERCENT OF
                                                                               OUTSTANDING
                                                     SHARES OF COMMON          COMMON STOCK
                                                    STOCK BENEFICIALLY         BENEFICIALLY
    NAME OF INDIVIDUAL OR IDENTITY OF GROUP(1)            OWNED                   OWNED
    ------------------------------------------      ------------------      ------------------
HL Investment Advisors, Inc. .....................      1,355,200(2)               9.3%
Hartford Capital Appreciation Fund, Inc.
  200 Hopemeadow Street
  Simsbury, CT 06070
T. Rowe Price Associates, Inc. ...................      1,319,000(3)               9.0%
  100 E. Pratt Street
  Baltimore, MD 21202
William M. Barnum, Jr.............................         42,000(4)               (5)
Charles E. Crowe..................................         74,240(6)               (5)
Michael H. Gray...................................         80,000(7)               (5)
Robert G. Kirby...................................         80,500(8)               (5)
Robert B. McKnight, Jr............................        737,666(9)               5.0%
Tom Roach.........................................         45,800(10)              (5)
Harry Hodge.......................................             --                  (5)
Steven L. Brink...................................         18,000(11)              (5)
All Executive Officers and Directors as a Group (8
  persons)........................................      1,078,206(12)              7.2%

---------------
 (1) The address for each of the named individuals is c/o Quiksilver, Inc., 1740 Monrovia Avenue, Costa Mesa, California 92627. Unless otherwise indicated, the named persons possess sole voting and investment power with respect to the shares listed (except to the extent such authority is shared with spouses under applicable law).

 (2) According to the Schedule 13G filed by HL Investment Advisors, Inc. and Hartford Capital Appreciation Fund, Inc. with the Securities and Exchange Commission, they share voting and investment power with respect to all 1,355,200 shares of the listed shares.

 (3) According to the Schedule 13G filed by T. Rowe Price Associates, Inc. ("T Rowe") with the Securities and Exchange Commission, T. Rowe has sole voting power with respect to 346,000 of the listed shares and sole investment power with respect to all 1,319,000 shares.

 (4) Includes an aggregate of 40,000 shares which Mr. Barnum has, or will have within 60 days after December 31, 1998, the right to acquire upon the exercise of outstanding options.

 (5) Less than 1% of the outstanding shares of Common Stock.

 (6) Includes an aggregate of 2,000 shares owned of record by Mr. Crowe's children and 7,240 shares which Mr. Crowe has, or will have within 60 days after December 31, 1998, the right to acquire upon exercise of outstanding options.

 (7) Includes an aggregate of 40,000 shares which Mr. Gray has, or will have within 60 days after December 31, 1998, the right to acquire upon exercise of outstanding options.

 (8) Includes an aggregate of 2,000 shares owned of record by Mr. Kirby's spouse and 40,000 shares which Mr. Kirby has, or will have within 60 days after December 31, 1998, the right to acquire upon exercise of outstanding options.

 (9) Includes an aggregate of 247,666 shares which Mr. McKnight has, or will have within 60 days after December 31, 1998, the right to acquire upon the exercise of outstanding options.

(10) Includes an aggregate of 1,400 shares owned of record by Mr. Roach's children and 40,000 shares which Mr. Roach has, or will have within 60 days after December 31, 1998, the right to acquire upon exercise of outstanding options.

(11) Includes an aggregate of 18,000 shares which Mr. Brink has, or will have within 60 days after December 31, 1998, the right to acquire upon exercise of outstanding options.

(12) Includes an aggregate of 432,906 shares which the Executive Officers and Directors as a Group have, or will have within 60 days after December 31, 1998, the right to acquire upon the exercise of outstanding options and warrants.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     Directors are elected at each Annual Meeting of Stockholders and hold office until the next Annual Meeting of Stockholders when their respective successors are duly elected and qualified. The Company's Bylaws authorize a Board consisting of four to eight Directors, with the number of Directors currently fixed at seven.

     Of the seven nominees for election to the Board of Directors, all are currently serving as Directors of the Company and were elected to their present terms of office by the stockholders at the 1998 Annual Meeting of Stockholders. Unless instructed to the contrary, the shares represented by the proxies will be voted in favor of the election of the nominees named below as Directors. Although it is anticipated that each nominee will be able to serve as a Director, should any nominee become unavailable to serve, the proxies will be voted for such other person or persons as may be designated by the Company's Board of Directors. The nominees receiving the highest number of votes, up to the number of Directors to be elected, will be elected as Directors.

     The following sets forth certain biographical information for each of the nominees.

     Mr. William M. Barnum, Jr., age 44, has served as a Director of the Company since November 1991. Mr. Barnum also currently serves as a director of several private companies, and has been a general partner of Brentwood Associates, a Los Angeles based venture capital and private equity investment firm since 1986. Prior to that, Mr. Barnum held several positions at Morgan Stanley & Co. Mr. Barnum graduated from Stanford University in 1976 with a B.A. in Economics and from the Stanford Graduate School of Business and Stanford Law School in 1981 with M.B.A. and J.D. degrees. Mr. Barnum is a Director of Rental Service Corporation.

     Mr. Charles Crowe, age 43, has served as a Director of the Company since December 1980. Mr. Crowe also served as a Vice President of the Company until his leave of absence in fiscal 1992 and subsequent resignation on February 5, 1993. Prior to 1981, Mr. Crowe was employed by Bateman Eichler, Hill Richards, Incorporated. Mr. Crowe graduated from the University of California, Santa Barbara, with a B.A. degree in Economics. Mr. Crowe is the step son-in-law of Mr. Kirby.

     Mr. Michael H. Gray, age 46, has served as a Director of the Company since November 1991. He is currently President of Sweet Life Restaurants, a specialty baked goods and food services company, and was formerly President of St. John Knits, Inc., a women's clothing company, from 1986 to 1991, where he was employed beginning in 1971. Mr. Gray graduated from Long Beach State University with a degree in Business Administration.

     Mr. Harry Hodge, age 48, has served as a Director of the Company since December 1996. Mr. Hodge co-founded Na Pali, S.A. ("Quiksilver Europe"), the European licensee of Quiksilver International, in 1984 in St. Jean de Luz, France. Following the acquisition of Quiksilver Europe by the Company, Mr. Hodge remained as President Director Generale. From 1981 to 1983, he was the Marketing Director for Quiksilver International, in Torquay, Australia. Prior to his experience with Quiksilver International, Mr. Hodge was a journalist in Australia.

     Mr. Robert G. Kirby, age 73, has served as a Director of the Company since October 1986. Mr. Kirby is a Senior Partner of the Capital Group Partners L.P. and former Chairman of the Board of Capital Guardian Trust Company, a wholly-owned subsidiary of The Capital Group, Inc. Capital Guardian Trust Company is an institutional portfolio manager for pension funds. Mr. Kirby has also been a Director of The Capital Group, Inc., from 1978 to 1991. Mr. Kirby is a graduate of Stanford University and Harvard University Graduate School of Business Administration. Mr. Kirby is the step father-in-law of Mr. Crowe.

     Mr. Robert B. McKnight, Jr., age 45, was a co-founder of the Company in 1976, served as President from 1979 through July 1991 and has served as Chairman of the Board and Chief Executive Officer since August 1991 and a Director of the Company since its inception. Mr. McKnight received a B.S. degree in Business Administration from the University of Southern California.

     Mr. Tom Roach, age 55, has been President and owner of Palm Springs Harley Davidson, a motorcycle retail and specialty store, since 1990, and is also co-owner and co-founder of Sweetwater Ranch, a high-end western furniture manufacturer. Prior to 1990, Mr. Roach was President and Chief Operating Officer of Woodward and Lothrop from 1987 through 1989 and JW Robinson's during 1986. Mr. Roach received an M.S. degree in Marketing and an M.B.A. from the University of Wyoming.

     The Board of Directors held six meetings during the fiscal year ended October 31, 1998. Each incumbent Director attended at least 75% of the total number of meetings of the Board of Directors and of Board of Director committees on which that Director served which were held during the period for which he was a Director. Nonemployee Directors receive an annual retainer of $10,000. In addition, each Director who is not an employee of the Company receives an attendance fee of $2,000 for each meeting of the Board of Directors he personally attends and for each meeting of a committee of the Board of Directors he personally attends which is not held on the same day as a meeting of the Board of Directors. Nonemployee Directors receive $1,000 for each Board meeting attended telephonically. During the fiscal year ending October 31, 1998, each Nonemployee Director was also granted a ten-year option to purchase 40,000 shares of the Company's Common Stock at $17.38 per share, the fair market value on the date of grant. These options vest twenty-five percent per year, so long as the individual is serving as a Director.

     The Board of Directors has a standing Compensation and Audit Committee, but does not have a Nominating Committee.

     The Compensation Committee is responsible for making recommendations to the Board of Directors concerning the annual compensation for all executive officers and key employees of the Company, as well as administering the Company's Stock Option Plans. The Compensation Committee comprises Messrs. Barnum, Gray, Kirby and Roach. The Compensation Committee held four meetings during the fiscal year ended October 31, 1998.

     The principal duties of the Audit Committee are to approve the selection of the Company's independent auditors, to discuss and review the Company's accounting policies and to review the accounting and internal control procedures recommended by the Company's independent auditors. The Audit Committee comprises Messrs. Barnum, Crowe, Gray and Roach. During the fiscal year ended October 31, 1998, the Audit Committee held two meetings.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and Executive Officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, Directors and greater-than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended October 31, 1998 all Section 16(a) filing requirements applicable to its Officers, Directors and greater-than ten percent beneficial owners were satisfied, except that Charles Crowe filed a late Form 4 reporting the exercise of an option and Michael Gray filed a late Form 4 reporting the purchase of stock.

                               EXECUTIVE OFFICERS

     The current Executive Officers of the Company are as follows:

             NAME                AGE                        POSITION
             ----                ---                        --------
Robert B. McKnight, Jr. .......  45     Chairman of the Board and Chief Executive Officer
Harry Hodge....................  48     President Director Generale, Quiksilver, Europe
Steven L. Brink................  37     Chief Financial Officer, Secretary and Treasurer

     For additional information with respect to Messrs., McKnight and Hodge who are also nominees as Directors of the Company, see "Election of Directors."

     Mr. Steven L. Brink has served as Vice President, Secretary, Treasurer and Chief Financial Officer since October 1996. He joined the Company in July 1996 as Vice President of Finance. Mr. Brink previously served as Senior Manager in the TRADE Group with Deloitte & Touche, LLP, where he was employed from 1985 through 1996. He is a Certified Public Accountant and holds a B.S. Degree in Business Administration from California State University at Los Angeles, graduating summa cum laude.

                           SUMMARY COMPENSATION TABLE

     The following sets forth certain summary compensation information concerning the named Executive Officers for each of the Company's last three fiscal years:

                                                                      LONG-TERM
                                                                     COMPENSATION
                                                                        AWARDS
                                                                     ------------
                                            ANNUAL COMPENSATION       SECURITIES
                                 FISCAL    ----------------------     UNDERLYING        ALL OTHER
  NAME AND PRINCIPAL POSITION     YEAR      SALARY       BONUS         OPTIONS#      COMPENSATION(1)
  ---------------------------    ------    --------    ----------    ------------    ---------------
Robert B. McKnight, Jr. .......   1998     $382,000    $1,200,000       33,000           $6,400
  Chairman of the Board           1997      364,000       168,000           --            5,200
  and Chief Executive Officer     1996      347,000       589,000      100,000            4,500
Harry Hodge(2).................   1998     $276,000    $  861,619       33,000           $   --
  President Director Generale,    1997      262,000       370,000           --               --
  Quiksilver Europe               1996      294,000       378,000      100,000            1,000
Steven L. Brink................   1998     $199,000    $  495,040       30,000           $  500
  Chief Financial Officer,        1997      176,000        36,000           --              500
  Secretary and Treasurer         1996       38,000        10,000       40,000              500

---------------
(1) The amounts disclosed in this column are for premiums for personal life insurance policies for Messrs. Hodge and Brink. For Mr. McKnight they include the Company's matching 401(k) employer contribution of $3,200, $3,000 and $2,300 for the fiscal years ended October 31, 1998, 1997 and 1996, respectively, and premiums for personal life insurance policies of $3,200, $2,200 and $2,200 for the fiscal years ended October 31, 1998, 1997 and 1996, respectively.

(2) The amounts for Mr. Hodge are converted from French francs into U.S. dollars at the average exchange rate for the year.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following sets forth certain information concerning individual grants of stock options during the fiscal year ended October 31, 1998 to each of the named Executive Officers:

                                                           INDIVIDUAL GRANTS
                                ------------------------------------------------------------------------
                                NUMBER OF      % OF TOTAL
                                SECURITIES      OPTIONS                                        GRANT
                                UNDERLYING     GRANTED TO     EXERCISE OR                       DATE
                                 OPTIONS      EMPLOYEES IN     BASE PRICE     EXPIRATION      PRESENT
             NAME               GRANTED(1)    FISCAL YEAR     ($/SHARE)(2)       DATE       VALUE($)(3)
             ----               ----------    ------------    ------------    ----------    ------------
Robert B. McKnight, Jr. ......    33,000          4.8%           $12.75        12-17-07       $215,490
Harry Hodge...................    33,000          4.8%            12.75        12-17-07        215,490
Steven L. Brink...............    30,000          4.4%            12.75        12-17-07        195,900

---------------
(1) The options were granted under the Quiksilver, Inc. 1996 Stock Option Plan for a term of 10 years, subject to earlier termination in certain events related to termination of employment. The options become exercisable 33.3% per year beginning one year from the date of grant. To the extent not already exercisable, the options generally become exercisable upon a sale of assets, a merger or consolidation of the Company with or into another corporation or the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's outstanding voting stock, unless the option is assumed or replaced with a comparable option by the surviving entity.

(2) All options were granted at fair market value (the last sales price for the Company's Common Stock on the day previous to the date of grant as reported by NASDAQ.

(3) The indicated present value amounts are based on a variation of the Black-Scholes option pricing model. For purposes of the Black-Scholes model, the Company assumed a volatility of 52.4%, a risk free rate of return of 5.2%, a dividend yield of 0%, and a time of exercise of five years. Actual gains, if any, on exercise will be dependent on a number of factors, including future performance of the Company and the Common Stock, and overall market conditions as well as the holders' continued employment through the vesting period. As a result, the indicated present values may vary substantially from actual realized values.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

     The following sets forth certain information concerning each exercise of stock options during the fiscal year ended October 31, 1998 by each of the named Executive Officers and the aggregated fiscal year-end value of the unexercised options of each such Executive Officer:

                                                        NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                               SHARES                  UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                              ACQUIRED    VALUE            FISCAL YEAR-END             FISCAL YEAR-END($)(1)
                                 ON      REALIZED    ---------------------------    ---------------------------
            NAME              EXERCISE    (1)($)     EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
            ----              --------   --------    -----------   -------------    -----------   -------------
Robert B. McKnight, Jr. ....     --        $ --        236,666        66,334        $2,843,955      $447,358
Harry Hodge.................     --          --         86,666        66,334           595,830       447,358
Steven L. Brink.............     --          --         13,334        43,334           118,339       356,464

---------------
(1) Market value of underlying securities at exercise date or year-end, as the case may be, minus the exercise or base price of "in-the-money" options.

EMPLOYMENT ARRANGEMENTS

     The Company has entered into executive employment agreements with each of Messrs. McKnight, Brink and Hodge. Pursuant to the terms of these employment agreements, Mr. McKnight is to receive a base salary of $400,000, Mr. Brink a base salary of $208,000 and Mr. Hodge a base salary of 1,650,000 French francs (approximately $290,000 as of October 31, 1998). These base salaries are subject to periodic review by the Company and may be adjusted either up or down, based on the Company's performance, the individual's performance, market conditions or such other factors as are deemed relevant by the Company, provided, however, that the base salaries may not be adjusted below the initial base salaries established in 1996.

     The employment agreements of Messrs. McKnight, Brink and Hodge provide that each of them is eligible for a bonus based on growth in the Company's pretax income in the case of Messrs. McKnight and Brink, and based on growth in pretax income of Quiksilver Europe in the case of Mr. Hodge. For the fiscal year ended October 31, 1998, Messrs. McKnight, Brink and Hodge received $1,200,000, $495,040 and $861,619, respectively, pursuant to this bonus plan. Mr. McKnight's and Mr. Brink's employment agreements require that the Company maintain a $1,000,000 and $500,000 term life insurance policy on their lives, respectively, payable to their designees; provided, however, that the Company is not required to pay premiums for such policies in excess of $2,500 and $1,250, respectively, annually.

     Each of the employment agreements continues for an unspecified term and may be terminated by the Company or the executive without cause at any time for any reason, subject to the payment of certain amounts as set forth below. If the Company terminates an executive's employment without cause, or if the executive terminates his employment for "good reason" following a change in control of the Company, the Company will continue to pay the executive's base salary for a period of twelve months. For purposes of the executive employment agreements, "good reason" is defined as (i) the assignment to executive of duties materially inconsistent with his position, as set forth in the agreement, without executive's consent, (ii) a material diminution in executives's authority, without executive's consent, (iii) a material breach by the Company of its obligations under the agreement, or (iv) the failure by the Company to obtain from any successor, before the succession takes place, an agreement to assume and perform the obligations of the Company under the employment agreement.

                         COMPENSATION COMMITTEE REPORT

     The report of the Compensation Committee which follows shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference.

     As members of the Compensation Committee, it is our duty to administer the Company's various executive compensation plans. In addition, we review compensation levels of members of management, evaluate the performance of management, consider management succession and related matters. The Committee reviews with the Board in detail all aspects of compensation for the Company's executive officers.

     In fiscal 1996, the Committee reevaluated the Company's executive compensation structure in light of the Company's philosophy of linking compensation with enhancement of shareholder value. As a result of this reevaluation, the Company revised its compensation program for its executive officers. The principles followed by the Committee were (i) to provide a cash compensation package consisting of competitive base salary levels and incentive opportunities linked to corresponding levels of Company performance and (ii) to grant stock option incentives which require increases in the Company's stock price in order for executives to realize value and, thus, tie them to the Company's long-term stock performance. The result was a total compensation opportunity significantly dependent upon the Company's performance.

     In August 1993, Congress enacted tax legislation that, among other things, places a ceiling of $1 million on the amount of an executive officer's annual compensation that may be deducted for federal income tax purposes in any year (the "Deductibility Cap"). The legislation provides that compensation paid under certain incentive compensation plans may be excluded from the calculation of compensation that is subject to the Deductibility Cap, provided the plans meet certain conditions, which are contained in regulations that have recently been adopted by the Internal Revenue Service.

     As a result of the revisions made by the Committee to the Company's compensation program during 1996, the Committee believes that no executive officer's compensation will exceed the Deductibility Cap thereby preserving the deductibility of all executive compensation paid by the Company.

EXECUTIVE COMPENSATION COMPONENTS

     The Company's executive compensation program is currently based on three principal components, each of which is intended to support the overall compensation philosophy. The three principal components are:

     - Base Salary: Base salary ranges are reviewed and established annually. The Company tries to ensure that the base salary ranges reflect competitive job market conditions for similarly related companies in terms of sales, employees and related factors. Adjustments to actual base salaries are made pursuant to job performance in relationship to the midpoint of the salary range for the position and level of responsibilities. The Company's philosophy generally is to provide a base salary that is at or above the midpoint of the applicable salary range, particularly in light of the Company's decision to operate with a minimal number of executive officers by assigning each executive officer multiple functions.

     - Incentive Compensation: The incentive compensation opportunity under the Company's Executive Officer Incentive Plan is based on the growth in the Company's pretax income over the prior year, in the case of officers of the Company, and growth in Quiksilver Europe's pretax income, in the case of officers of Quiksilver Europe. Under the Plan, each executive officer receives a bonus equal to a percentage of such executive officer's base salary, ranging from 0% for pretax income growth under 10% over the prior year up to a maximum of 300% for pretax income growth of 40% or more over the prior year.

     - Stock Options: Executive officers are eligible to receive annual grants of stock options, which have historically been granted as nonqualified stock options. The awards are intended to retain and motivate executive officers to improve stock market performance. Awards are granted at the fair market value of the Company's Common Stock at the date of grant. Awards are based on an evaluation of past granting practices, Company performance and the individual executive's performance and responsibilities.

CEO COMPENSATION

     The Committee established Mr. McKnight's annual base salary at $400,000, a level the Committee believes is at or above the midpoint of base salaries for Chief Executives at similarly situated companies, given the multiple functions performed by Mr. McKnight and the Committee's assessment of his performance.

     For fiscal 1998, Mr. McKnight was paid $1,200,000 of incentive compensation under the Company's Executive Officer Incentive Plan. The Executive Officer Incentive Plan is based on growth in pretax income over the prior year. This award was due to the Company's performance which resulted in 44.6% growth in pretax income in fiscal 1998 over fiscal 1997.

                                          Compensation Committee

                                          William M. Barnum, Jr.
                                          Michael H. Gray
                                          Robert G. Kirby
                                          Tom Roach

January 28, 1999

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors of the Company during the last fiscal year consisted of William M. Barnum, Jr., Michael H. Gray, Robert G. Kirby and Tom Roach, each of whom was a non-employee director of the Company.

                        COMPANY STOCK PRICE PERFORMANCE

     The following graph compares from October 31, 1993 to October 31, 1998 the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of (i) the NYSE Market Index,
(ii) the NASDAQ Market Index and (iii) selected public companies with similar market capitalizations. The yearly percentage change has been measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the price of the stock at the end and the beginning of the measurement period; by (ii) the stock price at the beginning of the measurement period. The Company has chosen to compare its stock performance with that of issuers with similar market capitalizations since the Company does not have a published industry or line-of- business index and does not believe any comparison with "peer" issuers within the SEC rules governing presentation of this graph can be made. Market capitalization is the dollar figure obtained by multiplying the per share stock price on a given date by the total number of outstanding shares. The thirty-five companies with a market capitalization closest to the Company's market capitalization of $295,000,000 at October 31, 1998 were selected from the Standard & Poor's Compustat Industrial Database at such date. The selected companies also had the five-year market capitalization histories necessary for the comparative purposes of the graph. Although the Company believes a comparison with a peer group would more adequately measure the Company's stock performance, the Company is unaware of any comparable public beachwear and casual clothing manufacturers which serve the Company's market. As a result, the group market capitalization may not be meaningful. In addition, the historical stock performance shown on the graph is not intended to and may not be indicative of future stock performance.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                             AMONG QUIKSILVER, INC.
  NYSE MARKET INDEX, NASDAQ MARKET INDEX, & SIMILAR MARKET CAPITALIZATION PEER
                                     GROUP

                                                                                                                SIMILAR MARKET
                                          QUIKSILVER, INC.             NYSE                  NASDAQ            CAPITALIZATIONS
                                          ----------------             ----                  ------            ---------------
10/1993                                        100.00                 100.00                 100.00                 100.00
10/1994                                        152.00                 104.00                 106.00                  72.00
10/1995                                        270.00                 122.00                 126.00                  86.00
10/1996                                        185.00                 149.00                 148.00                 106.00
10/1997                                        267.00                 193.00                 194.00                 103.00
10/1998                                        360.00                 223.00                 219.00                  56.00

Note: Past or present performance is not necessarily indicative of future performance.

     The following public companies are those which were used in the above graph:

Advocat Inc
Arabian Shield Dev Co
Belchem Corp
Bowl America Inc A
Central Finl Accept Corp
Competitive Technologies
Diagnostic Health Svc
Diodes Inc
Fortress Group Inc (The)
Geerlings & Wade Inc
General Employment Ent
Globo Cabo Sa Adr
Huntingdon Life Sciences
Interlink Computer Sci
Key Technology Inc
Larscom Inc Cl A
Mobile America Corp Fl
Oacis Healthcare Hldg Cp
Park Bancorp Inc
Pittsburgh Home Finl Cp
Polk Audio Link
Quality Semiconductor
Reliability Inc
Renaissance Cap Gr & Incme
Spatial Technology Inc
Spectran Corp
Strategic Diagnostics
Suburban Bancshares Inc
Tab Products Co
Team Inc
Total Containment Inc
U.S. Lime & Minerals Inc
Unicomp Inc
WRP Corporation
Xicor Inc

                      APPOINTMENT OF INDEPENDENT AUDITORS

     The Company has not yet selected its independent public auditors for the year ending October 31, 1999. The Audit Committee is expected to make a decision in the near future. Deloitte & Touche LLP were the independent public auditors for the Company for the fiscal year ended October 31, 1998. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting and will be available to respond to appropriate questions and to make such statements as they may desire.

                     NOMINATIONS AND STOCKHOLDER PROPOSALS

     The Bylaws of the Company require that all nominations for persons to be elected Directors, other than those made by the Board of Directors, be made pursuant to written notice to the Secretary of the Company. The notice must be received not less than 30 nor more than 60 days prior to the meeting at which the election will take place (or not later than 10 days after notice of public disclosure of such meeting date if such disclosure occurs less than 40 days prior to the date of such meeting). The notice must set forth all information relating to each nominee that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required pursuant to the Securities Exchange Act of 1934, as amended. The notice must also include the stockholder's name and address as they appear on the Company's books and the class and number of shares of stock beneficially owned by such stockholder.

     In addition, the Bylaws require that for business to be properly brought before an annual meeting by a stockholder, the Secretary of the Company must have received written notice thereof not less than 30 nor more than 60 days prior to the meeting (or not later than 10 days after a notice or public disclosure of such meeting date if such disclosure occurs less than 40 days prior to the date of the meeting). The notice must set forth (i) a brief description of the business desired to be brought before the meeting; (ii) the stockholder's name and address as they appear on the Company's books; (iii) the class and number of shares of stock beneficially owned by the stockholder; and
(iv) any material interest of the stockholder in such business.

     Any proposal of a stockholder intended to be presented at the Company's 2000 Annual Meeting of Stockholders and included in the proxy statement and form of proxy for that meeting must be received by the Company no later than October 22, 1999.

                                 ANNUAL REPORT

     The Company's Annual Report containing audited financial statements for the fiscal year ended October 31, 1998 accompanies this Proxy Statement. THE COMPANY WILL SEND A STOCKHOLDER UPON REQUEST, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) FOR THE YEAR ENDED OCTOBER 31, 1998, INCLUDING FINANCIAL STATEMENTS AND SCHEDULES THERETO, WHICH THE COMPANY HAS FILED WITH THE

SECURITIES AND EXCHANGE COMMISSION. THE REQUEST MUST BE DIRECTED TO THE ATTENTION OF STEVEN L. BRINK, SECRETARY, AT THE ADDRESS OF THE COMPANY SET FORTH ON THE FIRST PAGE OF THIS PROXY STATEMENT.

                                 OTHER MATTERS

     At the time of the preparation of this Proxy Statement, the Board of Directors knows of no other matter which will be acted upon at the Annual Meeting. If any other matter is presented properly for action at the Annual Meeting or at any adjournment or postponement thereof, it is intended that the proxies will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holders.

                                          By Order of the Board of Directors,

                                          QUIKSILVER, INC.

                                          Robert B. McKnight, Jr.
                                          Chairman of the Board and
                                          Chief Executive Officer

Costa Mesa, California
February 18, 1999

                               QUICKSILVER, INC.
                              1740 MONROVIA AVENUE
                              COSTA MESA, CA 92627

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Robert B. McKnight, Jr. and Steven L. Brink as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated on the reverse, all the shares of Common Stock of Quiksilver, Inc. held of record by the undersigned on January 28, 1999, at the Annual Meeting of Stockholders to be held on March 19, 1999 and at any adjournment or postponement thereof.

                          (CONTINUED ON REVERSE SIDE)

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF STOCKHOLDERS
                                QUIKSILVER, INC.

                                 MARCH 19, 1999


             \/  PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED \/

    Please mark your
[X] votes as in this
    example.

                       FOR ALL nominees         WITHHOLD
                   listed at right (except      AUTHORITY
                    as indicated to the      for all nominees
                      contrary below)         listed at right
1. Election of                                                   NOMINEES:
   Directors:              [ ]                  [ ]                 William M. Barnum, Jr.
                                                                    Charles E. Crowe
                                                                    Michael H. Gray
INSTRUCTION: To withhold authority to vote for an                   Harry Hodge
individual nominee, write that nominee's name in                    Robert G. Kirby
the space provided below:                                           Robert B. McKnight, Jr.
                                                                    Tom Roach
_________________________________________________

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

All other proxies heretofore given by the undersigned to vote shares of stock of Quiksilver, Inc. which the undersigned would be entitled to vote if personally present at the Annual Meeting or any adjournment or postponement thereof, are hereby expressly revoked.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOUR ADDRESS IS INCORRECTLY SHOWN, PLEASE PRINT CHANGES.

Signature___________________Signature___________________Date: __________, 1999

NOTE: Please date this Proxy and sign it exactly as your name or names appear above. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If shares are held by a corporation, please sign in full corporate name by the President or other authorized officer. If shares are held by a partnership, please sign in partnership name by an authorized person.